3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | 425.402.1433 fax | BioLifeSolutions.com
BioLife Solutions Reports Fourth Quarter and Full Year 2023 Financial Results

Fourth quarter Cell Processing revenue up 11% sequentially to $14.8 million, and positive adjusted EBITDA of $700,000

Expects 2024 revenue of $95.5 - $100.0 million excluding freezer business and positive adjusted EBITDA

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (February 29, 2024) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading supplier of biopreservation media and other cell processing tools and biostorage services for the cell and gene therapy (CGT) and broader biopharma markets, today announced financial results for the fourth quarter and year ended December 31, 2023, and introduces 2024 revenue guidance.

“In 2023, as the pharmaceutical industry was rationalizing spend and capex, our low margin slow-growth freezer franchise was obfuscating the value of BioLife’s high-margin, class-defining consumable bioproduction media, tools, and services. Recognizing this reality and committed to increasing shareholder value, the BioLife Team commenced a business reprioritization. The effort led to a hyper focus on the high margin consumable offering and an effort to divest the freezer franchise.

In the fourth quarter we saw a double-digit sequential increase in our core cell processing revenues and the commencement of the divestiture, with the goal of finalizing a sale by the end of the first quarter” said Roderick de Greef, Chairman and CEO.

“The divestiture matched with a doubling down on our higher margin recurring revenue streams will have an immediate and positive impact on our financial profile. Add to this, early signs from our business leaders and customers of industry clouds clearing, we expect similar momentum into 2024 and the potential for accelerating growth in the back of the year” added de Greef.

Fourth Quarter 2023 Business Highlights

•Processed 22 new U.S. FDA Master File cross references for our biopreservation media, bringing the total processed in 2023 to 82, and the cumulative total to 694.

•Based on two additional approvals in the fourth quarter, the Company’s biopreservation media was embedded in 13 unique approved cell and gene therapies as of December 31, 2023, with an expectation that 10 additional unique approvals, geographic expansions or new indications will occur in the next 12 months.

•Executive management changes including the appointment of Roderick de Greef as Chairman and Chief Executive Officer and Garrie Richardson as Chief Revenue Officer.

de Greef continued, “Cell and gene therapies are gaining traction in the clinic and as approvals continue to gain momentum, our business will grow proportionally. With the FDA approval of the

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | 425.402.1433 fax | BioLifeSolutions.com
first tumor infiltrating lymphocyte (TIL) therapy two weeks ago, our biopreservation media products are now embedded in 14 unique approved commercial cell and gene therapies. Over the next 12 months, we believe our media could be embedded in 10 additional unique approvals, geographic expansions, or new indications. Add to this a position in roughly 70% of commercially sponsored CGT trials in the US, we believe BioLife is set up to have a long runway and substantial growth and market dominance for years to come. We have a unique and proprietary technology that has taken a long time to embed in the CGT field, and moving forward we are excited to harvest the fruits of that labor.”

Fourth Quarter and Full Year 2023 Financial Results

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP). A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

REVENUE

•Total revenue for the fourth quarter of 2023 was $32.7 million, a decrease of $11.5 million, or 26%, from $44.3 million for the fourth quarter of 2022. There was no COVID-related revenue in the fourth quarter of 2023. Excluding prior-year COVID-related revenue, total revenue decreased by 23%.

◦Cell Processing platform revenue was $14.8 million, a decrease of $5.4 million, or 27%, compared with the same period in 2022 and up 11% sequentially from the third quarter of 2023.

◦Biostorage and Services platform revenue was $6.6 million, a decrease of $0.1 million, or 1%, compared with the same period in 2022, or an increase of $1.4 million, or 26%, excluding prior-year COVID-related revenue.

◦Freezers and Thaw Systems platform revenue was $11.4 million, a decrease of $6.1 million, or 35%, compared with the same period in 2022, or a decrease of $5.5 million, or 32%, excluding COVID-related revenue.

•Total revenue for 2023 was $143.3 million, a decrease of $18.5 million, or 11%, from $161.8 million for 2022. There was no COVID-related revenue in 2023. Excluding prior-year COVID-related revenue, total revenue decreased by 4%.

◦Cell Processing platform revenue was $65.8 million, a decrease of $2.7 million, or 4%, compared with 2022.

◦Biostorage and Services platform revenue was $25.9 million, a decrease of $0.6 million, or 2%, compared with 2022, or an increase of $9.7 million, or 61%, excluding prior-year COVID-related revenue.

◦Freezers and Thaw Systems platform revenue was $51.6 million, down $15.1 million, or 23%, or down $12.6 million, or 20%, excluding prior-year COVID-related revenue.

GROSS MARGIN

•Gross margin (GAAP) for the fourth quarter of 2023 was 26% compared with 30% for the fourth quarter of 2022. Adjusted gross margin (non-GAAP) for the fourth quarter of 2023 was 35% compared with 32% for the fourth quarter of 2022.

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•Gross margin (GAAP) for 2023 was 31% compared with 30% for 2022. Adjusted gross margin (non-GAAP) for 2023 was 34% compared with 33% for 2022.

OPERATING LOSS

•Operating loss (GAAP) for the fourth quarter of 2023 was $13.2 million, compared with $49.3 million for the fourth quarter of 2022. Adjusted operating loss (non-GAAP) for the fourth quarter of 2023 was $9.3 million compared with $8.2 million for the fourth quarter of 2022.

•Operating loss (GAAP) for 2023 was $70.8 million, including a $15.5 million non-cash long-lived asset impairment charge related to our freezer assets, compared with $145.5 million for 2022. Adjusted operating loss (non-GAAP) for 2023 was $44.7 million compared with $29.3 million for 2022.

NET LOSS

•Net loss (GAAP) for the fourth quarter of 2023 was $13.4 million, compared with $49.2 million for the fourth quarter of 2022. Adjusted net loss (non-GAAP) for the fourth quarter of 2023 was $9.6 million compared with $8.2 million for the fourth quarter of 2022.

•Net loss (GAAP) for 2023 was $66.4 million, including a $15.5 million non-cash long-lived asset impairment charge related to our freezer assets, compared with $139.8 million for 2022. Adjusted net loss (non-GAAP) for 2023 was $45.3 million compared with $29.3 million for 2022.

LOSS PER SHARE

•Loss per share (GAAP) for the fourth quarter of 2023 was $0.30 compared with loss per share of $1.15 for the fourth quarter of 2022.

•Loss per share (GAAP) for 2023 was $1.52 compared with loss per share of $3.29 for 2022.

ADJUSTED EBITDA

•Adjusted EBITDA, a non-GAAP measure, for the fourth quarter of 2023 was $0.7 million compared with $1.7 million for the fourth quarter of 2022.

•Adjusted EBITDA, a non-GAAP measure, for 2023 was negative $4.7 million compared with positive $3.6 million for 2022.

CASH, CASH EQUIVALENTS, AND MARKETABLE SECURITIES

•Cash, cash equivalents, and marketable securities as of December 31, 2023, were $52.3 million. On October 19, 2023, the Company reported the sale of $10.4 million of common shares to an existing shareholder.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | 425.402.1433 fax | BioLifeSolutions.com

2024 Revenue Guidance

BioLife Solutions is introducing 2024 revenue guidance of $95.5 million to $100.0 million. This is based on expectations for our Cell Processing platform and our Biostorage and Services platform, which now includes results from our ThawStar product line, and does not include revenue from our freezer product lines, which are in the process of being divested, as follows:

•Cell Processing platform: $66.0 million to $68.5 million, a growth rate of 0% to 4% compared with 2023. Compared with annualizing the second half of 2023 revenue run rate, the 2024 revenue guidance for this platform represents growth of 17% to 22%.

•Biostorage and Services platform: $29.5 million to $31.5 million, an increase of 5% to 12% compared with 2023. This platform now includes the ThawStar automated thawing product line, so on a like for like basis, the growth would be 10% to 16%.

Management expects full year positive adjusted EBITDA and adjusted EBITDA growth in 2024.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | 425.402.1433 fax | BioLifeSolutions.com

Conference Call & Webcast

Management will discuss the Company's financial results, provide a general business update and answer questions during a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at https://www.biolifesolutions.com/earnings. In addition, the conference call will be accessible by dialing toll-free 1-833-630-0431 or 1-412-317-1808 for international callers. The conference ID number is 29175. A webcast replay will be available approximately two hours after the call ends and will be archived on https://investors.biolifesolutions.com for 90 days.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | 425.402.1433 fax | BioLifeSolutions.com
About BioLife Solutions

BioLife Solutions is a leading supplier of cell processing tools and services for the cell and gene therapy (CGT) and broader biopharma markets. Our expertise facilitates the commercialization of new therapies by supplying solutions that maintain the health and function of biologic materials during the collection, development, storage and distribution. For more information, please visit www.biolifesolutions.com, and follow BioLife on LinkedIn and X.

Cautions Regarding Forward Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on our current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings we make with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by us. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release.

We believe these non-GAAP financial measures are useful to investors in assessing our operating performance. We use these financial measures internally to evaluate our operating performance and for planning and forecasting of future periods. We also believe it is in the best interests of investors to provide this non-GAAP information.

While we believe these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | 425.402.1433 fax | BioLifeSolutions.com

Media & Investor Relations
Troy Wichterman
Chief Financial Officer
(425) 402-1400
twichterman@biolifesolutions.com

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | 425.402.1433 fax | BioLifeSolutions.com

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share and share data)	2023	2022	2023	2022

Product revenue	$26,175	$37,796	$117,695	$136,000
Service revenue	4,507	4,168	17,551	15,308
Rental revenue	2,050	2,295	8,025	10,451
Total product, rental, and service revenue	32,732	44,259	143,271	161,759
Costs and operating expenses:
Cost of product, rental, and service revenue (exclusive of Intangible asset amortization)	$23,481	$30,287	$96,519	$107,937
General and administrative	12,969	12,575	55,725	47,670
Sales and marketing	4,538	5,987	24,583	21,570
Research and development	4,399	4,164	18,796	14,798
Asset impairment charges	—	40,464	15,485	110,364
Intangible asset amortization	915	1,457	5,181	9,697
Acquisition costs	—	—	—	18
Change in fair value of contingent consideration	(415)	(1,405)	(2,193)	(4,754)
Total operating expenses	45,887	93,529	214,096	307,300
Operating loss	(13,155)	(49,270)	(70,825)	(145,541)

Other income:
Change in fair value of investments	—	—	—	697
Interest expense, net	(507)	(438)	(1,812)	(687)
Other income	236	432	1,264	704
Gain on settlement of Global Cooling escrow	—	—	5,115	—
Total other (expense) income, net	(271)	(6)	4,567	714

Loss before income tax benefit (expense)	(13,426)	(49,276)	(66,258)	(144,827)
Income tax benefit (expense)	43	86	(169)	5,022
Net loss	$(13,383)	$(49,190)	$(66,427)	$(139,805)

Net loss attributable to common shareholders:
Basic and Diluted	$(13,383)	$(49,190)	$(66,427)	$(139,805)
Net loss per share attributable to common shareholders:
Basic and Diluted	$(0.30)	$(1.15)	$(1.52)	$(3.29)
Weighted average shares used to compute loss per share attributable to common shareholders:
Basic and Diluted	44,822,592	42,791,040	43,719,185	42,481,027

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | 425.402.1433 fax | BioLifeSolutions.com
BIOLIFE SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2023	2022	2023	2022

Net loss	$(13,383)	$(49,190)	$(66,427)	$(139,805)
Other comprehensive income (loss)	315	579	334	(397)
Comprehensive loss	$(13,068)	$(48,611)	$(66,093)	$(140,202)

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
(Unaudited, amounts in thousands)

	December 31,	December 31,
(In thousands)	2023	2022
Cash, cash equivalents, and marketable securities	$52,274	$64,065
Working capital	78,426	93,870
Current assets	120,604	138,452
Current liabilities	42,178	44,582
Total assets	412,714	450,229

Long-term obligations	32,873	41,459
Accumulated deficit	(313,342)	(246,915)
Total shareholders' equity	337,663	364,188

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION
(Unaudited, amounts in thousands)

	Year Ended December 31,
(In thousands)	2023	2022
Net cash used in operating activities	$(12,498)	$(8,488)
Net cash provided by (used in) investing activities	17,837	(58,117)
Net cash provided by financing activities	10,591	16,316
Effects of currency translation	35	(108)
Net increase (decrease) in cash, cash equivalents, and restricted cash	$15,965	$(50,397)

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | 425.402.1433 fax | BioLifeSolutions.com

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT
(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2023	2022	2023	2022
GAAP total revenues	$32,732	$44,259	$143,271	$161,759
GAAP cost of revenues	(23,481)	(30,287)	(96,519)	(107,937)
COGS intangible asset amortization	(582)	(733)	(2,781)	(5,007)
GAAP GROSS PROFIT	$8,669	$13,239	$43,971	$48,815
GAAP GROSS MARGIN	26%	30%	31%	30%

ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up	—	—	—	251
Inventory reserve costs	1,772	—	2,334	—
Loss on disposal of assets	286	—	286	—
Intangible asset amortization	582	733	2,781	5,007
ADJUSTED GROSS PROFIT	$11,309	$13,972	$49,372	$54,073
ADJUSTED GROSS MARGIN	35%	32%	34%	33%

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | 425.402.1433 fax | BioLifeSolutions.com
BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP ADJUSTED OPERATING EXPENSES
(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2023	2022	2023	2022
GAAP OPERATING EXPENSES	$45,887	$93,529	$214,096	$307,299

ADJUSTMENTS TO OPERATING EXPENSES:
Cost of product, rental, and service revenue	(23,481)	(30,287)	(96,519)	(107,937)
Acquisition and divestiture costs	—	—	(3,226)	(18)
Severance costs	(1,098)	—	(1,591)	—
Intangible asset amortization	(915)	(1,457)	(5,181)	(9,696)
Gain on disposal of assets	(439)	(595)	(477)	(683)
Change in fair value of contingent consideration	415	1,405	2,193	4,754
Asset impairment charges	—	(40,464)	(15,485)	(110,364)
ADJUSTED OPERATING EXPENSES	$20,369	$22,131	$93,810	$83,355

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | 425.402.1433 fax | BioLifeSolutions.com
BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP ADJUSTED OPERATING LOSS
(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2023	2022	2023	2022
GAAP OPERATING LOSS	$(13,155)	$(49,270)	$(70,825)	$(145,540)

ADJUSTMENTS TO GAAP OPERATING LOSS
Inventory step-up	—	—	—	251
Acquisition and divestiture costs	—	—	3,226	18
Severance costs	1,098	—	1,591	—
Intangible asset amortization	915	1,457	5,181	9,696
Loss on disposal of assets	439	595	477	683
Change in fair value of contingent consideration	(415)	(1,405)	(2,193)	(4,754)
Asset impairment charges	—	40,464	15,485	110,364
Inventory reserve costs	1,772	—	2,334	—
ADJUSTED OPERATING LOSS	$(9,346)	$(8,159)	$(44,724)	$(29,282)

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET LOSS
(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2023	2022	2023	2022
GAAP NET LOSS	$(13,383)	$(49,190)	$(66,427)	$(139,805)

ADJUSTMENTS TO GAAP NET LOSS
Inventory step-up	—	—	—	251
Acquisition and divestiture costs	—	—	3,226	18
Severance costs	1,098	—	1,591	—
Intangible asset amortization	915	1,457	5,181	9,696
Loss on disposal of assets	439	595	477	683
Change in fair value of investments	—	—	—	(697)
Change in fair value of contingent consideration	(415)	(1,405)	(2,193)	(4,754)
Income tax (benefit) expense	(43)	(86)	169	(5,022)
Gain on settlement of Global Cooling escrow	—	—	(5,115)	—
Asset impairment charges	—	40,464	15,485	110,364
Inventory reserve costs	1,772	—	2,334	—
ADJUSTED NET LOSS	$(9,617)	$(8,165)	$(45,272)	$(29,266)

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | 425.402.1433 fax | BioLifeSolutions.com
BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2023	2022	2023	2022
GAAP NET LOSS	$(13,383)	$(49,190)	$(66,427)	$(139,805)

ADJUSTMENTS:
Interest expense, net	507	438	1,812	687
Income tax (benefit) expense	(43)	(86)	169	(5,022)
Depreciation	1,468	1,790	7,126	6,834
Intangible asset amortization	915	1,457	5,181	9,696
EBITDA	$(10,536)	$(45,591)	$(52,139)	$(127,610)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	8,333	7,663	31,670	25,334
Inventory step-up	—	—	—	251
Acquisition and divestiture costs	—	—	3,226	18
Severance costs	1,098	—	1,591	—
Loss on disposal of assets	439	595	477	683
Change in fair value of investments	—	—	—	(697)
Change in fair value of contingent consideration	(415)	(1,405)	(2,193)	(4,754)
Gain on settlement of Global Cooling escrow	—	—	(5,115)	—
Asset impairment charges	—	40,464	15,485	110,364
Inventory reserve costs	1,772	—	2,334	—
ADJUSTED EBITDA	$691	$1,726	$(4,664)	$3,589

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